As filed with the Securities and Exchange Commission
                               on October 25, 2000
                            Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        BOSTON COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3026859
                      (I.R.S. Employer Identification No.)

100 Sylvan Road, Woburn, Massachusetts                                    01801
(Address of Principal Executive Offices)                             (Zip Code)

                           THE 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Edward H. Snowden
                        Boston Communications Group, Inc.
                                 100 Sylvan Road
                           Woburn, Massachusetts 01801
                     (Name and Address of Agent for Service)

                                 (617) 692-7000
          (Telephone Number, Including Area Code, of Agent for Service)



                                                    CALCULATION OF REGISTRATION FEE

                                               Proposed              Proposed
       Titleof                                  Maximum              Maximum
     Securities             Amount             Offering             Aggregate
        To Be                To Be             Price Per             Offering             Amount of
     Registered           Registered             Share                Price           Registration Fee

---------------------- ------------------ -------------------- --------------------- --------------------

Common Stock,
$0.01 par value per
share                       500,000            $20.00(1)          $10,000,000(1)          $2,640.00

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on October 18, 2000 in accordance with Rules 457(c) and 457 (h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

         The information required by Part I is included in documents sent or given to the recipient of The 2000 Stock Option Plan from Boston Communications Group, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (The "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of  Documents by Reference

(a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(b) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 since December 31, 1999, as follows:

                    (i) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

                    (ii) The Registrant's  Quarterly Report on Form 10-Q for the
                         fiscal quarter ended June 30, 2000.

(c) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A in respect of the Registrant's Common Stock, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable


Item 6.  Indemnification of Directors and Officers

         Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company.

Section 67 of Chapter 156B of the Massachusetts General Laws permits, in part, indemnification by Massachusetts corporations of its directors, officers, employees, and persons who serve at its request in any capacity with respect to any employee benefit plan. Indemnification is permitted to the extent specified in or authorized by a corporation's articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the stock entitled to select directors. Section 67, however, prohibits a corporation from indemnifying a person with respect to any matter who has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or in the best interest of the participants or beneficiaries of an employee benefit plan, as the case may be.

         In addition, Section 67 specifically permits a corporation to advance expenses incurred in defending the action or proceeding if the indemnified person undertakes to repay the amount advanced should such person later be adjudicated not to be entitled to indemnification under Section 67. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any employee benefit plan.

         The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Exhibit Number                     Description

         4.1(1) Specimen Certificate for Shares of Common Stock, $.01 par value per share, of the Registrant

         5.1                   Opinion of Ropes & Gray

        23.1                   Consent of Ropes & Gray (included in Exhibit 5.1)

        23.2                   Consent of Ernst & Young LLP

        24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  Undertakings

1.       The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (1) To Include any prospectus required by Section 10(a)(3) of the Securities Act

          (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a) (1) (i) and (a) (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on this 25th day of October, 2000.


                                            BOSTON COMMUNICATIONS GROUP, INC.




                              By:      /s/ Edward H. Snowden__________________
                                       Edward H. Snowden
                                       President and Chief Executive Officer







                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Boston Communications Group, Inc., hereby severally constitute Edward H. Snowden, Karen A. Walker, Alan J. Bouffard and Jennifer M. Borggaard, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Boston Communications Group, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.


             Signature                              Title              Date

/s/ Edward H. Snowden                 President, Chief          October 25, 2000
------------------------------------- Executive Officer and
                                      Director (Principal
                                      Executive Officer)
Edward H. Snowden

/s/ Karen E. Walker                   Vice President -          October 25, 2000
------------------------------------- Finance and Administration
                                      (Principal Financial and
                                      Accounting Officer)

Karen E. Walker
/s/ Frederick E. von Mering           Vice President -          October 25, 2000
------------------------------------- Strategic Development and
                                      Director
Frederick E. von Mering

/s/ Paul J. Tobin                     Chairman of the Board     October 25, 2000
-------------------------------------
Paul J. Tobin

/s/ Brian E. Boyle                    Vice Chairman of the      October 25, 2000
------------------------------------- Board
Brian E. Boyle

/s/ Jerrold D. Adams                  Director                  October 25, 2000
-------------------------------------
Jerrold D. Adams

/s/ Rajendra Singh                    Director                  October 25, 2000
-------------------------------------
Rajendra Singh

/s/ Mark J. Kington                   Director                  October 25, 2000
-------------------------------------
Mark J. Kington

/s/ Paul R, Gudonis                   Director                  October 25, 2000
-------------------------------------
Paul R. Gudonis

-------------------------------------
/s/ Gerald Segel                      Director                  October 25, 2000
-------------------------------------
Gerald Segel



                                  Exhibit Index


    Exhibit Number
                                                            Description

        4.1(1) Specimen Certificate for Shares of Common Stock, $.01 par value per share, of the Registrant

         5.1            Opinion of Ropes & Gray

         23.1           Consent of Ropes & Gray (included in Exhibit 5.1)

         23.2           Consent of Ernst & Young LLP

         24.1 Power of Attorney (included on the signature page of this Registration Statement)





















          (1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-4128). Exhibit 5.1

                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000
                               FAX: (617) 951-7050




                                                          October 25, 2000



Boston Communications Group, Inc.
100 Sylvan Road
Woburn, Massachusetts 01801

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 500,000 shares of common stock, $0.01 par value per share (the "Shares"), of Boston Communications Group, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 2000 Stock Option Plan (the "Plan").

         We are familiar with the actions taken by the Company in connection with the Plan. For purposes of this opinion, we have examined the Registration Statement, the Plan and such other documents as we have deemed appropriate.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized and (ii) the Shares, when issued and sold in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

         It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.

                                                               Very truly yours,

                                                               /s/ Ropes & Gray

                                                                   Ropes & Gray
















Exhibit 23.2

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The 2000 Stock Option Plan of Boston Communications Group, Inc. of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ Ernst & Young LLP
Boston, Massachusetts
October 23, 2000